Securities And Exchange Commission
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                          Date of Report: August 1, 2003

                            Wizbang Technologies Inc.
             (Exact name of registrant as specified in its charter)

           Washington                     333-61610               91206105
 (State  or  other jurisdiction of     (Commission file       (I.R.S. Employer
 incorporation  or  organization)             number)       Identification  No.)

                        Suite 679, 185 - 911 Yates Street
                   Victoria, British Columbia V8V 4Y9, CANADA
                                 (250) 519-0553
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


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                                Table Of Contents



Item  2.  Acquisition  or  Disposition  of  Assets                    .1

Signatures                                                            .2

Exhibit  10.1.                                                        .3

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Except  for  the  historical information presented in this document, the matters discussed in this Form 8-K, and specifically in the section entitled "Item 2. Acquisition or Disposition of Assets"or otherwise incorporated by reference into this document contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as "believes," "plans," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by us. These forward-looking statements involve risks and uncertainties, including those statements incorporated by reference into this Form 10-KSB. The actual results that we achieve may differ materially from any forward-looking projections due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by us in this Current Report on Form 8-K and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

On July 31, 2003 Wizbang Technologies Inc. acquired an option to purchase a mineral claim, situated in the Stewart Area, Skeena Mining Division in the Province of British Columbia, Canada from Andy Edmun Daem. Under the terms of the agreement Wizbang Technologies Inc. will have the sole and exclusive right and option, subject to the terms of the Agreement, to acquire the entire right, title and interest in the Dalhousie Claim, free and clear of all claims, liens, charges and encumbrances, save and except for those set out in the agreement, on the following terms and conditions:

1) Wizbang Technologies Inc. shall pay $10,000 USD to the vendor within ninety days of the date of the Agreement.
2) Wizbang Technologies Inc. shall, as soon as practical, forward split the shares of Wizbang Technologies Inc. on a two for one basis and Wizbang Technologies Inc.'s President, Mike Frankenberger will cancel appropriate shares to leave 10.1 million post split shares (prior to any share issuances to the vendor) issued and outstanding.
3) Wizbang Technologies Inc. shall issue 200,000 post split fully paid and non-assessable shares in its capital stock to the vendor, as follows:
     a) 100,000 post split shares will be issued within ninety days of the date of the agreement
     b) a further 100,000 post split shares on the beginning of any exploration program which Wizbang Technologies Inc. carries out on the Dalhousie Claim.
4) The vendor agrees to be retained by Wizbang Technologies Inc. for the purpose of using his Free Miner's Certificate for a period of no less than two years.
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5)   Wizbang Technologies Inc. shall also allot and issue 300,000 fully paid and non-assessable post split shares (adjusted for any future share splits or dividends) in its capital stock to the vendor, upon the Dalhousie Claim being put into Commercial Production under the following terms and conditions:
     a) If Wizsbang Technologies Inc. is acquired by a publicly traded company the shares of Wizsbang Technologies Inc. will be paid as outlined above prior to the completion of the acquisition.
     b) If the Dalhousie Claim is sold to a Public or Privately held company the vendor shall receive a 4% (four percent) Net Smelter Royalty payment on all ore produced from the Dalhousie Claim. The Net Smelter Royalty shall become payable following the commencement of Commercial Production. The Net Smelter Royalty, if any payable for each quarter year shall be paid within sixty (60) days after the end of the quarter year to which the royalty relates, accompanied by a statement of the Net Smelter Returns for the quarter year in question. The balance, if any, of the Net Smelter Royalty payable for a full year shall be paid within ninety (90) days after the end of such year, accompanied by a statement of the Net Smelter Return for such year, duly certified by Wizbang Technologies Inc.'s auditor.

Wizbang Technologies Inc. anticipates that it will pay the cash portion of the purchase price out of net revenues from its existing operations and to eventually conduct an exploration program on the property.

Wizbang Technologies Inc. has, in accordance with the agreement, filed 10 days notice of a two for one stock split of the Company's outstanding shares of common stock. The stock split will entitle each stockholder of record at the close of business on August 11, 2003 to receive one additional share of common stock for every one share owned. The additional shares will be distributed by the transfer agent on August 12, 2003. Wizbang Technologies Inc.'s common stock will be quoted on a post-split basis as of August 13, 2003.

Also in accordance with the agreement Wizbang Technologies Inc.'s President and majority shareholder, Mike Frankenberger will cancel 10,100,000 post split shares leaving him with a 68% interest in the Company and Wizbang Technologies Inc. with 10,100,000 shares outstanding.

Signatures

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Wizbang  Technologies  Inc.

     Date:  08/01/03

/s/  Mike  Frankenberger
------------------------
Mike  Frankenberger,  President  &  Director


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